EXHIBIT 10.5
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                                CONFIDENTIAL
                AMENDMENT TO INTERACTIVE SERVICES AGREEMENT

       This Amendment to Interactive Services Agreement (this "Amendment"), dated April 16, 1999, is made and entered into by and between America Online, Inc. ("America Online"), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and TheStreet.com, L.L.C. ("Interactive Content Provider"), a limited liability corporation with its principal office at Two Rector Street, New York, NY 10006. Defined terms that are used but not defined herein shall be as defined in the Interactive Services Agreement between AOL and Information Provider dated as of April 16, 1998 (the "Agreement").

       The parties wish to amend the Agreement as described below.

       It is therefore agreed as follows:

1. Term. The following is hereby added to the end of Section 6 of the Agreement ("Term"):

       "Commencing on April 16, 1999, the Agreement shall continue in full force and effect for a period of two hundred and ten (210) days (the "Negotiation Period") during which period the parties agree to negotiate in good faith over the terms and conditions of a new agreement or amendment to this Agreement (the "New Agreement"). This Agreement shall terminate upon expiration of the Negotiation Period (unless it is superseded or extended by the New Agreement or terminated early in accordance with the terms herein based on a breach of this Agreement)."

2.     Carriage  Fee.  The  following is hereby added to the end of
       Section 1.5 of the Agreement ("Carriage Fee"):

       "During the Negotiation Period, ICP shall pay AOL $16,667.00 per month in advance."

3. Order of Precedence. This Amendment is supplementary to and modifies the Agreement. The terms of this Amendment superseded provisions in the Agreement only to the extent that the terms of this Amendment and the Agreement expressly conflict. However, nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this Amendment.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.



       IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

TheStreet.com, Inc.                         AMERICA ONLINE, INC.


By:  /s/ Brendan Amyot                      By:  /s/ Jonathan Edson
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Name:  Brendan Amyot                        Name:  Jonathan Edson
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Title: VP-General Manager,                  Title:  Executive Director
       Consumer Business Affairs                   ------------------------
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